Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
News Release	New York, NY 10036
(212) 930- 9400

COMPANY CONTACTS	[NYSE: SFI]

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces Second Quarter 2011 Results

•                  Net income (loss) allocable to common shareholders for the second quarter 2011 was ($35.5) million or ($0.38) per diluted common share.

•                  Company recorded $13.1 million of loan loss provisions and impairments for the quarter versus $121.9 million for the same period last year.

•                  Company continues to deleverage, retiring $684.6 million of debt during the quarter.

•                  Company enters into new $120.0 million secured financing due 2021.

NEW YORK - July 28, 2011 - iStar Financial Inc. (NYSE: SFI) today reported results for the second quarter ended June 30, 2011.

iStar reported net income (loss) allocable to common shareholders for the second quarter of ($35.5) million, or ($0.38) per diluted common share, compared to $212.3 million, or $2.27 per diluted common share, for the second quarter 2010. Results for the prior year included $266.0 million of gains associated with the sale of net lease assets. In addition, the year-over-year change is due to lower loan loss provisions and impairments of $13.1 million versus $121.9 million in the same period last year, partially offset by lower gain on early extinguishment of debt from the same period last year.

Adjusted EBITDA for the second quarter was $102.7 million, compared to $401.3 million for the same period last year. Results for the prior year included $266.0 million of gains associated with the sale of net lease assets. In addition, the year-over-year decrease is due to lower revenues from a smaller overall asset base, as well as higher operating costs associated with the Company’s other real estate owned and real estate held for investment assets. The decrease was partially offset by increased earnings from equity method investments. Please see the financial tables that follow the text of this press release for details regarding the Company’s calculation of Adjusted EBITDA.

During the second quarter, the Company generated $720.2 million of proceeds from its portfolio, primarily comprised of $584.9 million in principal repayments, $68.2 million from loan sales and $67.1 million from sales of other real estate owned (OREO) assets. Additionally, the Company funded a total of $37.0 million of investments.

Capital Markets

During the quarter, the Company retired $684.6 million of debt, including the remaining $329.9 million on its unsecured credit facility due June 2011 and the remaining $96.9 million of its 5.125% senior unsecured notes due April 2011. In addition, the Company paid down $244.9 million on the A-1 Tranche of its secured credit facility during the quarter. The Company’s weighted average effective cost of debt for the quarter was 5.7%, while leverage was 2.1x at June 30, 2011, versus 2.2x at the end of the prior quarter. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

During the quarter, the Company entered into a $120.0 million secured term loan financing maturing in 2021. This financing is collateralized by net lease properties occupied by a single tenant and bears interest at a rate of 5.05%.

The Company repurchased approximately 182,000 shares of its common stock during the quarter. The Company currently has remaining authority to repurchase up to $12.6 million of shares under its share repurchase program.

Portfolio Overview

At June 30, 2011, the Company’s total portfolio had a carrying value of $7.70 billion, gross of general loan loss reserves. The portfolio was comprised of $3.71 billion of loans and other lending investments, $1.77 billion of net lease assets, $1.59 billion of owned real estate and $634.9 million of other investments.

At June 30, 2011, the Company’s $2.64 billion of performing loans and other lending investments had a weighted average last dollar loan-to-value ratio of 78.8% and maturity of 3.4 years. The performing loans consisted of 53.3% floating rate loans that generated a weighted average effective yield for the quarter of 6.24%, or approximately 602 basis points over the average one-month LIBOR rate for the quarter, and 46.7% fixed rate loans that generated a weighted average effective yield for the quarter of 8.42%. The weighted average risk rating of the Company’s performing loans was 3.35, an improvement from 3.37 in the prior quarter. Included in the performing loan balance was $74.3 million of watch list assets, a decrease from $146.2 million in the prior quarter.

At June 30, 2011, the Company’s non-performing loans (NPLs) had a carrying value of $1.07 billion, net of $589.0 million of specific reserves. This was a decrease from $1.30 billion, net of $676.5 million of specific reserves, at the end of the prior quarter. For the quarter, the Company recorded $26.3 million of interest income associated with the resolution of NPLs.

At the end of the quarter, the Company’s $1.77 billion of net lease assets, net of $343.5 million of accumulated depreciation, were 89.3% leased with a weighted average remaining lease term of 12.2 years. The weighted average risk rating of the Company’s net lease assets was 2.69, unchanged from the prior quarter. For the quarter, the Company’s occupied net lease assets generated a weighted average effective yield of 9.6% and the total net lease assets generated a weighted average effective yield of 8.4%.

At the end of the quarter, the Company’s $1.59 billion owned real estate portfolio was comprised of $723.3 million of OREO and $869.1 million of real estate held for investment (REHI). The Company’s OREO assets are considered held for sale based on management’s current intention to market and sell the assets in the near term, while management’s current intent and strategy is to hold, operate or develop its REHI assets over a longer term. During the quarter, the Company took title to properties with a carrying value of $72.4 million. This resulted in $62.9 million of charge-offs against the Company’s reserve for loan losses on the $135.3 million gross carrying value of the loans these assets collateralized prior to foreclosure. For the quarter, the Company generated $6.7 million of revenue, incurred $18.0 million of net expenses and funded $9.0 million of capital expenditures associated with its owned real estate portfolio.

For the second quarter, the Company recorded $10.4 million in loan loss provisions versus $10.9 million in the prior quarter. At June 30, 2011, loan loss reserves totaled $701.2 million or 16.3% of total gross carrying value of loans. This compares to loan loss reserves of $804.1 million or 15.8% of total gross carrying value of loans at March 31, 2011.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. (NYSE: SFI) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company’s website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, July 28, 2011. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales (including OREO assets), increases in NPLs, repayment levels, the Company’s ability to reduce its indebtedness, the Company’s ability to maintain compliance with its debt covenants, economic conditions, the availability of liquidity for commercial real estate transactions and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
REVENUES

Interest income	$80,185	$86,469	$140,953	$203,085
Operating lease income	41,731	42,973	83,870	86,436
Other income	7,600	5,962	16,274	14,253
Total revenues	$129,516	$135,404	$241,097	$303,774

COSTS AND EXPENSES

Interest expense	$96,772	$82,313	$166,406	$169,529
Operating costs - net lease assets	4,695	2,351	9,255	6,053
Operating costs - REHI and OREO	18,002	13,277	35,789	26,055
Depreciation and amortization	16,133	16,257	32,065	32,001
General and administrative (1)	25,699	25,114	50,099	52,330
Provision for loan losses	10,350	109,359	21,230	198,828
Impairment of assets	2,764	12,195	4,254	13,209
Other expense	(2,216)	6,032	11,558	10,938
Total costs and expenses	$172,199	$266,898	$330,656	$508,943

Income (loss) from continuing operations before other items	$(42,683)	$(131,494)	$(89,559)	$(205,169)
Gain (loss) on early extinguishment of debt, net	(1,047)	70,054	105,556	108,780
Earnings from equity method investments	19,131	13,750	44,064	25,180
Income (loss) from continuing operations	$(24,599)	$(47,690)	$60,061	$(71,209)
Income (loss) from discontinued operations	(1,421)	11,581	(2,177)	18,955
Gain from discountinued operations	—	265,960	—	265,960
Net income (loss)	$(26,020)	$229,851	$57,884	$213,706

Net (income) loss attributable to noncontrolling interests	(14)	(544)	(444)	1
Net income (loss) attributable to iStar Financial Inc.	$(26,034)	$229,307	$57,440	$213,707

Preferred dividends	(10,580)	(10,580)	(21,160)	(21,160)
Net (income) loss allocable to HPUs and Participating Securities (2)	1,089	(6,452)	(2,640)	(5,684)
Net income (loss) allocable to common shareholders	$(35,525)	$212,275	$33,640	$186,863

(1) For the three months ended June 30, 2011 and 2010, includes $4,314 and $4,984 of stock-based compensation expense, respectively. For the six months ended June 30, 2011 and 2010, includes $8,469 and $9,714 of stock-based compensation expense, respectively.

(2) HPU holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plans that are currently eligible to receive dividends.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
EPS INFORMATION FOR COMMON SHARES

Income (loss) from continuing operations attributable to iStar Financial Inc. (1)
Basic	$(0.37)	$(0.61)	$0.38	$(0.96)
Diluted	$(0.37)	$(0.61)	$0.38	$(0.96)
Net income (loss) attributable to iStar Financial Inc. (1)
Basic	$(0.38)	$2.27	$0.36	$2.00
Diluted	$(0.38)	$2.27	$0.36	$2.00
Weighted average shares outstanding
Basic	92,621	93,382	92,580	93,651
Diluted	92,621	93,382	94,758	93,651

Common shares outstanding at end of period	92,573	93,382	92,573	93,382

EPS INFORMATION FOR HPU SHARES

Income (loss) from continuing operations attributable to iStar Financial Inc. (1)
Basic	$(69.80)	$(115.67)	$72.86	$(179.80)
Diluted	$(69.80)	$(115.67)	$71.34	$(179.80)
Net income (loss) attributable to iStar Financial Inc. (1) (2)
Basic	$(72.60)	$430.13	$68.73	$378.93
Diluted	$(72.60)	$430.13	$67.25	$378.93
Weighted average shares outstanding
Basic and Diluted	15	15	15	15

(1) Excludes preferred dividends and net (income) loss from noncontrolling interests. For the six months ended June 30, 2011, also excludes income from continuing operations allocable to Participating Security holders of $1,706 and $1,669 on a basic and dilutive basis, respectively, and net income allocable to Participating Security holders of $1,609 and $1,575, on a basic and dilutive basis, respectively.

(2) For the three months ended June 30, 2011 and June 30, 2010, net income (loss) allocable to HPU holders was ($1,089) and $6,452, respectively on both a basic and dilutive basis. For the six months ended June 30, 2011, net income allocable to HPU holders was $1,031 and $1,009, on a basic and dilutive basis, respectively. For the six months ended June 30, 2010, net income allocable to HPU holders was $5,684 on both a basic and dilutive basis.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	June 30, 2011	December 31, 2010
ASSETS

Loans and other lending investments, net	$3,627,234	$4,587,352
Net lease assets, net	1,765,936	1,784,509
Real estate held for investment, net	869,086	833,060
Other real estate owned	723,317	746,081
Other investments	634,919	532,358
Cash and cash equivalents	388,946	504,865
Restricted cash	65,296	13,784
Accrued interest and operating lease income receivable, net	25,307	24,408
Deferred operating lease income receivable	67,496	62,569
Deferred expenses and other assets, net	123,886	85,528
Total assets	$8,291,423	$9,174,514

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$155,880	$134,422

Debt obligations, net:
Unsecured senior notes	3,055,710	3,265,845
Secured credit facilities	2,679,822	—
Secured term loans	315,087	1,861,314
Unsecured credit facilities	244,432	745,224
Other debt obligations	98,170	98,150
Secured notes	—	421,837
Secured revolving credit facilities	—	953,063
Total debt obligations, net	$6,393,221	$7,345,433

Total liabilities	$6,549,101	$7,479,855

Total iStar Financial Inc. shareholders’ equity	1,693,958	1,648,135
Noncontrolling interests	48,364	46,524
Total equity	$1,742,322	$1,694,659

Total liabilities and equity	$8,291,423	$9,174,514

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
ADJUSTED EBITDA (1)

Reconciliation of Net Income to Adjusted EBITDA
Net income	$(26,020)	$229,851	$57,884	$213,706
Add: Interest expense	96,772	96,778	166,406	200,044
Add: Income and franchise taxes	(2,675)	793	8,377	1,835
Add: Depreciation and amortization	16,133	17,143	32,065	39,135
Add: Provision for loan losses	10,350	109,359	21,230	198,828
Add: Impairment of assets	2,764	12,492	4,228	13,527
Add: Stock-based compensation expense	4,314	4,984	8,469	9,714
Add: Loss (gain) on early extinguishment of debt, net	1,047	(70,054)	(105,556)	(108,780)
Adjusted EBITDA	$102,685	$401,346	$193,103	$568,009

Three Months Ended
June 30, 2011
Interest Coverage
Adjusted EBITDA (A)	$102,685
Interest expense and preferred dividends (B)	$107,352
Adjusted EBITDA / Interest Expense and Preferred Dividends (A) / (B)	1.0x

(1) Adjusted EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating Adjusted EBITDA may differ from the calculations of similarly-titled measures by other companies. Interest expense, depreciation and amortization and impairment of assets excludes adjustments from discontinued operations of $14,465, $886 and $297, respectively, for the three months ended June 30, 2010. Impairment of assets excludes adjustments from discontinued operations of ($26) for the six months ended June 30, 2011.  Interest expense, depreciation and amortization and impairment of assets excludes adjustments from discontinued operations of $30,515, $7,134 and $318, respectively, for the six months ended June 30, 2010.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended
June 30, 2011
OPERATING STATISTICS

Return on Average Common Book Equity
Average total book equity	$1,710,336
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$1,204,160

Net income allocable to common shareholders, HPU holders and Participating Security holders	$(36,614)
Annualized (B)	$(146,456)
Return on Average Common Book Equity (B) / (A)	Neg

Expense Ratio
General and administrative expenses - annualized (C)	$102,796
Average total assets (D)	$8,588,993
Expense Ratio (C) / (D)	1.2%

Leverage
Book debt, net of unrestricted cash and cash equivalents (E)	$6,004,275
Sum of book equity, accumulated depreciation and loan loss reserves (1) (F)	$2,835,087
Leverage (E) / (F)	2.1x

(1) Calculations include $391,537 of accumulated depreciation, $84,100 of general loan loss reserves and $617,128 of specific loan loss reserves, as stated.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

As of
June 30, 2011
UNFUNDED COMMITMENTS

Performance-based commitments	$98,148
Discretionary fundings	163,923
Strategic investments	37,022
Total Unfunded Commitments	$299,093

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)	$5,172,447
Unsecured debt (B)	$3,426,456
Unencumbered Assets / Unsecured Debt (A) / (B)	1.5x

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	June 30, 2011		December 31, 2010
Carrying value of NPLs / As a percentage of total carrying value of loans	$1,068,532	29.6%	$1,351,410	29.6%

NPL asset specific reserves for loan losses / As a percentage of gross carrying value of NPLs (1)	$589,037	35.5%	$667,779	33.1%

Total reserve for loan losses / As a percentage of total gross carrying value of loans (1)	$701,228	16.3%	$814,625	15.1%

(1) Gross carrying value represents iStar’s carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF JUNE 30, 2011 (1)

Asset Type	Total	% of Total
First Mortgages / Senior Loans	$3,139	40.8%
Net Lease Assets	1,766	22.9%
Real Estate Held for Investment	869	11.3%
Other Real Estate Owned	723	9.4%
Other Investments	635	8.2%
Mezzanine / Subordinated Debt	573	7.4%
Total	$7,705	100.0%

Geography	Total	% of Total
West	$1,762	22.9%
Northeast	1,415	18.4%
Southeast	1,188	15.4%
Southwest	791	10.3%
Mid-Atlantic	740	9.6%
Various	740	9.6%
Central	421	5.4%
International	346	4.5%
Northwest	302	3.9%
Total	$7,705	100.0%

Property Type	Performing Loans & Other	Net Lease Assets	NPLs	REHI	OREO	Total	% of Total
Apartment / Residential	$820	$—	$230	$35	$466	$1,551	20.1%
Land	247	56	354	652	107	1,416	18.4%
Retail	394	161	189	54	37	835	10.8%
Office	213	493	52	17	16	791	10.3%
Industrial / R&D	88	497	21	49	1	656	8.5%
Hotel	358	130	75	43	16	622	8.1%
Entertainment / Leisure	83	429	79	—	1	592	7.7%
Mixed Use / Mixed Collateral	241	—	69	19	79	408	5.3%
Other (2)	834	—	—	—	—	834	10.8%
Total	$3,278	$1,766	$1,069	$869	$723	$7,705	100.0%

(1) Based on carrying value of the Company’s total investment portfolio, gross of general loan loss reserves.

(2) Performing loans and other includes $635 million of other investments.

-end-